Exhibit 99.1

Pontem Corporation Confirms Shareholder Approval of Extension of Deadline to Complete Initial Business Combination

SPRING, TX January 13, 2023—Pontem Corporation (NYSE: PNTM.U) (the “Company”) today held an extraordinary general meeting in which shareholders approved the extension of the date by which the Company has to consummate a business combination from January 15, 2023 to July 15, 2023 or such earlier date as is determined by the Company’s board of directors (the “Board”) to be in the best interest of the Company (the “Extension”). In connection with the Extension, Pontem LLC and HSM-Invest have notified the company of their intention to effect a monthly deposit into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) of $833,333 (up to $5,000,000 for six months) as a loan to the Company (each, a “Contribution”) on or prior to the 15th each month during the Extension, unless the Board otherwise determines to liquidate the Company earlier. The initial Contribution was made on January 13, 2023.

About Pontem Corporation

Pontem Corporation is a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. In January 2021, Pontem completed its initial public offering on the New York Stock Exchange and trades under NYSE:PNTM.U. https://www.pontemcorp.com/

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “would”, “seem”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “future”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward looking. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and subject to a number of risks and uncertainties, including those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. Although the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For more information, please contact:

Pontem Corporation

www.pontemcorp.com

Tim Burt, Teneo

tim.burt@teneo.com